UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 31, 2012

TELULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23212	36-3885440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

311 South Wacker Drive, Suite 4300, Chicago, Illinois (Address of Principal Executive Offices)	60606-6622 (Zip Code)

(312) 379-8397
(Registrant's Telephone Number, Including Area Code) ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2012, in compliance with Telular’s Corporate Governance Policy that requires a mandatory retirement from the Board of Directors upon attaining one’s 70th birthday, Larry J. Ford notified Telular that he will retire from the Board, effective as of the conclusion of the Annual Meeting on January 31, 2012.  Mr. Ford has served as a director since March 1994.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 31, 2012, Telular held its annual shareholders’ meeting.  The total number of voting shares was 15,181,842, of which 12,743,119 votes were cast and are summarized in the table below:

Proposal 1:	Election of Directors				Broker
	Name		For	Withheld	Non-Votes
	Lawrence S. Barker		5,773,115	59,504	6,910,500
	Joseph A. Beatty		5,772,339	60,280	6,910,500
	Betsy J. Bernard		5,772,667	59,952	6,910,500
	Brian J. Clucas		5,772,454	60,165	6,910,500
	Jeffrey Jacobowitz		5,772,850	59,769	6,910,500
	M. Brian McCarthy		5,772,795	59,824	6,910,500

					Broker
		For	Against	Abstentions	Non-Votes
Proposal 2:	To approve the Third Amended and Restated 2008 Employee Stock Incentive Plan and to increase the number of shares of common stock reserved for issuance under the plan by 400,000.	5,240,135	502,974	89,509	6,910,501

Proposal 3:	To approve the Fourth Amended and Restated Non-Employee Director Stock Incentive Plan and to increase the number of shares of common stock reserved for issuance under the plan by 40,000.	5,401,002	341,556	90,059	6,910,502

Proposal 4:	Advisory vote for the approval of compensation for the named executive officers of the Company.	5,661,208	107,763	63,647	6,910,501

Proposal 5:	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2012.	12,656,750	30,438	55,931

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELULAR CORPORATION

Date: February 2, 2012	By:	/s/ Robert Deering
Robert Deering Chief Accounting Officer